Exhibit 1.1

7,000,000 Shares

SOLARIS OILFIELD INFRASTRUCTURE, INC.

Class A common stock

FORM OF UNDERWRITING AGREEMENT

[•], 2017

CREDIT SUISSE SECURITIES (USA) LLC,

GOLDMAN SACHS & CO. LLC

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, New York 10010-3629

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Dear Sirs:

1.                                      Introductory.  Solaris Oilfield Infrastructure, Inc., a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule B hereto (“Underwriters”) to issue and sell to the several Underwriters 3,000,000 shares of its Class A common stock, par value $0.01 per share (“Securities”), and the stockholders listed in Schedule A hereto (“Selling Stockholders”) agree severally with the Underwriters to sell to the Underwriters an aggregate of 4,000,000 outstanding shares of Securities (such 7,000,000 shares of Securities being hereinafter referred to as the “Firm Securities”). The Selling Stockholders also agree to sell to the Underwriters, at the option (the “Option”) of the Underwriters, an aggregate of not more than 1,050,000 additional shares of Securities (“Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

The Offered Securities to be sold by the Selling Stockholders consist of Securities that are issuable upon redemption of units (“Solaris Units”) in Solaris Oilfield Infrastructure, LLC, a Delaware limited liability company (“Solaris LLC”), together with an equal number of shares of Class B common stock of the Company, pursuant to the Second Amended and Restated Limited Liability Company Agreement of Solaris LLC, dated as of May 11, 2017 (the “Solaris LLC Agreement”), immediately prior to the Closing Date on which such Offered Securities are to be sold (any such redemption being hereinafter referred to as a “Redemption Transaction”).

2.                                      Representations and Warranties of the Company and the Selling Stockholders.

(a)                     The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)             Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-1 (No. 333-[•]) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses.  At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”.  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities.   At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [•] [a.m.][p.m.] (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and each individually as a “Registration Statement”.  A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its

Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)                                                          Compliance with Securities Act Requirements.  (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, (ii) at their respective Effective Times, each of the Registration Statements did not and, as amended or supplemented, as applicable, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii)                                                       Ineligible Issuer Status.  (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(iv)                                                      Emerging Growth Company Status. From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(v)                                                         General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [•], 2017 (the “Preliminary Prospectus”) (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, nor (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vi)                                                      Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.   If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption of Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vii)                                                   Testing-the-Waters Communication. The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communication. The Company has not distributed any Written Testing-the-Waters Communication.

(viii)                                                Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the management, condition (financial or other), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); all such jurisdictions are listed on Schedule D hereto.

(ix)                                                      Subsidiaries.  Prior to giving effect to the transactions contemplated by this Agreement, the Company owns 25.9% of the issued and outstanding Solaris Units and the entities listed on Schedule E hereto are the only direct or indirect subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) of the Company (references herein to “Subsidiaries” refer to the Company’s indirect and direct subsidiaries as listed on Schedule E). Each such subsidiary has been duly incorporated or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate, limited liability company, limited partnership, and/or other similar power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each subsidiary listed on Schedule E hereto is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all such jurisdictions are listed on Schedule E hereto; all of the issued and outstanding capital stock or other ownership interests of each such Subsidiary has been duly authorized and validly issued and, in the case of any such corporation, is fully paid and nonassessable; and the capital stock or other ownership interests of each such Subsidiary owned by the Company, directly or indirectly, is owned free from liens, encumbrances and defects, other than those arising under the Credit Agreement, dated as of December 1, 2016, among Solaris LLC, the lenders thereto and Woodforest National Bank, as administrative agent, as amended by Amendment No. 1 thereto, dated as of May 17, 2017 (the “Credit Agreement”).

(x)                                                         Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company, have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus under the heading “Capitalization”; all outstanding shares of capital stock of the Company have been, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will be, validly issued, fully paid and nonassessable, and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus in all material respects; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.  The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than through any Preliminary Prospectus, the Final Prospectus or any Permitted Free Writing Prospectus.

(xi)                                                      No Finder’s Fee.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xii)                                                   Registration Rights.  Except as disclosed in the General Disclosure Package and the Final Prospectus and as set forth in the Registration Rights Agreement, dated May 17, 2017, by and among the Company, Solaris LLC and the other parties thereto, as filed with the Commission on May 23, 2017, as Exhibit 4.1 to the Company’s Current Report on Form 8-K, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the

Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(l) hereof.

(xiii)                                                Listing.  Application has been made to the New York Stock Exchange for listing of the Offered Securities, and, on or before the First Closing Date, the Offered Securities will have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(xiv)                                               Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except (i) such as have been obtained, (ii) where the failure of the Company to obtain or make any such consent, approval, authorization, order, filing or registration would not reasonably be expected to have a Material Adverse Effect, or (iii) such as have been made or as may be required under state or foreign securities or “Blue Sky” laws or by the Financial Industry Regulatory Authority (“FINRA”).

(xv)                                                  Title to Property.  Except as otherwise disclosed in the General Disclosure Package and the Final Prospectus, the Company and each of its Subsidiaries have good and marketable title to all the real property (exclusive of easements, rights of way and other similar instruments) and the personal property reflected as owned in the financial statements referred to in Section 2(xxvi) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) as disclosed in the General Disclosure Package and the Final Prospectus, (ii) as exist pursuant to the Credit Agreement, (iii) liens for real property taxes, assessments and other governmental charges that are not delinquencies or that are currently being contested in good faith by appropriate proceedings and (iv) such as do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xvi)                                               Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, the issuance and sale of the Offered Securities and the application of the net proceeds therefrom as set forth in the General Disclosure Package and the Final Prospectus will not result in a breach or violation of any of the terms and provisions of, or constitute, or with the giving of notice or lapse of time, would constitute, a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) their respective certificate of formation, limited liability company agreement, limited partnership agreement, charter, or by-laws or similar organizational documents of the Company or any of its Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or  any of its Subsidiaries is bound or to which any of the properties of the Company or any of its Subsidiaries is subject, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect.

(xvii)                                            Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is (i) in violation of its respective certificate of formation, limited liability company agreement, limited partnership agreement, charter, by-laws or similar organizational documents, (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to have a Material Adverse Effect.

(xviii)                                         Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xix)                                               Possession of Licenses and Permits.  The Company and its Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business in the manner described in the General Disclosure Package and the Final Prospectus to be conducted by them, except where the failure to have obtained the same would not reasonably be expected to have a Material Adverse Effect.  The Company and its Subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx)                                                  Absence of Labor Dispute.  No labor dispute with the employees of the Company or  any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect or except as described in the General Disclosure Package and the Final Prospectus.

(xxi)                                               Possession of Intellectual Property. The Company and its Subsidiaries own, possess or can acquire on reasonable terms sufficient rights to trademarks, trade names, patent rights, copyrights, domain names, trade secrets, know-how, rights in confidential information and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed to be conducted by them as described in the General Disclosure Package or the Final Prospectus, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the General Disclosure Package or the Final Prospectus  (i) there is no material infringement, misappropriation or other violation of a third party’s Intellectual Property Rights by the Company or its Subsidiaries; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii)  there is no pending action, suit, proceeding or claim by others challenging the validity or enforceability of any Intellectual Property Rights owned by the Company, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (v) none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries in violation of the rights of any person, except in each case covered by clauses (i) through (v), except as would not, if determined adversely to the Company or any of its Subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(xxii)                                            Environmental Laws.  Except as disclosed in the General Disclosure Package and the Final Prospectus, (a)(i) neither the Company nor any of its Subsidiaries is in violation of, and does not have any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources, to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries own, occupy, operate or use any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its Subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off site storage, treatment, or disposal site, (v)  neither the Company nor any of its Subsidiaries is subject to any pending, or to the Company’s knowledge, threatened, claim by any governmental agency or governmental body or person arising under Environmental Laws or relating to the release of or exposure to Hazardous Substances, and (vi) the Company and its Subsidiaries have received, are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their business, except in each case covered by clauses (ii) — (vi) such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) to the knowledge of the Company and its Subsidiaries, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (c) in the ordinary course of its business, each of the Company and its Subsidiaries periodically evaluate the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of the Company and its Subsidiaries, and, on the basis of such evaluation, the Company and its Subsidiaries have reasonably concluded that such Environmental Laws are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.  For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, and polychlorinated biphenyls, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxiii)                                         Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Certain Relationships and Related Party Transactions,” “Description of Capital Stock,” “Business—Legal Proceedings,” “Business—Environmental and Occupational Health and Safety Regulations”, “Business—Intellectual Property”, and “Material U.S. Federal Income Tax Considerations For Non-U.S. Holders”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are correct in all material respects. There are no contracts or documents which are required to be described in the Registration Statement or the Preliminary Prospectus pursuant to Form S-1 or to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K which have not been so described or filed as required, except for where the failure to describe or file such exhibits would not have a Material Adverse Effect.

(xxiv)                                        Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxv)                                           Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, or the General Disclosure Package, any Written Testing-the-Waters Communication or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xxvi)                                        Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  The Company has not disclosed or reported to the Audit Committee or the Board a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls on any violation of, or failure to comply with, the Securities Laws.

(xxvii)                                     Litigation.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(xxviii)                                  Financial Statements.  The historical financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows of the Company and its Subsidiaries for the periods shown. Except as disclosed in the General Disclosure Package and the Final Prospectus, such financial statements comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and have been prepared in all material respects in conformity with GAAP applied on a consistent basis throughout the periods involved except as otherwise stated therein.  The unaudited pro forma financial statements and the related notes thereto included under the heading “Unaudited Pro Forma Consolidated Financial Statements” in the Preliminary Prospectus present fairly in all material respects the information contained therein and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustment used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma adjustments comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. BDO USA, LLP has certified the audited financial statements of the Company included in the Registration Statement, General Disclosure Package and the Final Prospectus, and is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States).  The other financial and statistical data included in the Registration Statement, the General Disclosure Package and the Final Prospectus under the captions “Summary Historical Consolidated Financial and Operating Data” and “Selected Historical Consolidated  Financial and Operating Data” present fairly, in all material respects, the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxix)                                        Accounting Controls.   The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxx)                                           No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or  any of its Subsidiaries, (iv) there has been no obligation, direct or contingent, that is material to the Company or  any of its Subsidiaries taken as a whole, incurred by the Company or  any of its Subsidiaries, except obligations incurred in the ordinary course of business and (v) neither the Company nor  any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxxi)                                        Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxxii)                                     Ratings.  No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act has imposed (or has informed the Company or any of its Subsidiaries that it is considering imposing) any condition (financial or otherwise) on the Company’s or any of its Subsidiaries’ retaining any rating assigned to the Company or any of its Subsidiaries or any securities of the Company or any of its Subsidiaries or (ii) has indicated to the Company or any of its Subsidiaries that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxiii)                                  Insurance.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are adequate for the conduct of their business.  All such policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect.  The Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such Subsidiary has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a

Material Adverse Effect, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxxiv)                                 Tax Returns.  The Company and  its Subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect); and, except as set forth in the General Disclosure Package and the Final Prospectus, the Company and its Subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxv)                                    Certain Relationships and Related Party Transactions.  No relationship, direct or indirect, exists between or among the Company or  its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its Subsidiaries on the other hand, which is required to be described in the General Disclosure Package which is not so described therein.  The Final Prospectus will contain the same description of the matters set forth in the preceding sentence contained in the General Disclosure Package.

(xxxvi)                                 Anti-Corruption. Neither the Company nor any of its Subsidiaries or affiliates, nor any director, officer or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and will maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xxxvii)                              Anti-Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxviii)                           Economic Sanctions.

A.            Neither the Company nor any of its Subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

1)                   the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), Her Majesty’s Treasury (UK HMT), the Swiss Secretariat of Economic

Affairs (SECO), the Hong Kong Monetary Authority (HKMA), the Monetary Authority of Singapore (MAS), or other relevant sanctions authority (collectively, “Sanctions”), nor

2)                   located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

B.                  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

1)                   to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

2)                   in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

C.            For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxix)                                 ERISA.  Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “employee benefit plan” (as defined in Section 3(3) of ERISA)with respect to which the Company or any of its Subsidiaries could have any liability (each an “Employee Benefit Plan”), and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), is so qualified and nothing has occurred since the date of such qualification which could reasonably be expected to result in the loss of such qualification; (ii) each of the Company and its Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) neither the Company nor any of its Subsidiaries maintain or are required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (iv) each Employee Benefit Plan is in and has been operated in compliance with all applicable laws, including but not limited to ERISA and the Code; (v) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists with respect to each Employee Benefit Plan that would subject the Company or any of its Subsidiaries to any tax, fine, lien, penalty or liability imposed by ERISA or the Code; (vi) no non-exempt “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Employee Benefit Plan; and (vii) neither the Company nor any of its Subsidiaries have incurred or would reasonably be expected to incur any liability under Title IV of ERISA.

(xl)                                                      Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus has been made or reaffirmed by the Company without a reasonable basis or has been disclosed by the Company other than in good faith.

(xli)                                                   Distributions.  No Subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such

Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

(xlii)                                                Contracts.  Each contract, document or other agreement described or referred to in the Registration Statement, the Preliminary Prospectus and the  Final Prospectus is in full force and effect and (assuming that such contracts and documents constitute the legal, valid and binding obligation of the other persons party thereto) is valid and enforceable by and against the parties thereto in accordance with its terms except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing, and except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor, to the knowledge of the Company, any other party is in default in the observance or performance of any material term or obligation to be performed by it under any such agreement.

(xliii)                                             FINRA.  To the knowledge of the Company, there are no affiliations or associations between any member of FINRA and the Company, any of the Company’s directors and executive officers or, as of the date hereof, the Company’s 5% or greater securityholders, except as described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus.

(xliv)                                            Transfer Taxes.  There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(b)                     Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

(i)                                                             Title to Securities.  Upon completion of the Redemption Transactions, and immediately prior to any Closing Date on which such Selling Stockholder is selling the Offered Securities, such Selling Stockholder will be the record and beneficial owner of  the Offered Securities to be delivered by such Selling Stockholder on such Closing Date free and clear of all liens, encumbrances, restrictions on transfer or claims other than those arising under the Delaware General Corporation Law (the “DGCL”).

(ii)                                                          Valid Security Entitlement. Upon payment for the Offered Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Offered Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Offered Securities in the name of Cede or such other nominee and the crediting of such Offered Securities on the books of DTC to securities accounts of the Underwriters (i) DTC shall be a “protected purchaser” of such Offered Securities within the meaning of Section 8-303 of the New York Uniform Commercial Code (the “UCC”), (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Offered Securities, and (iii) an action based on an “adverse claim” (within the meaning of Sections 8-102 and 8-105 of the UCC) to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are purchasing such Offered Securities without, and DTC has no, notice of any adverse claim). For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (w) the “securities intermediary’s jurisdiction” under Section 8-501 of the UCC with respect to DTC is the State of New York, (x) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) each Underwriter maintains a securities account with DTC and appropriate entries to those accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(iii)                                                       Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities sold by the Selling Stockholders, except (A) such as have been or, prior to the First Closing Date will be, obtained or made, (B) for the registration of the Offered Securities under the Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Offered Securities by the Underwriters, (C) for such that, if not obtained, have not or would not, in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement and (D) as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(iv)                                                      Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any Offered Securities to be sold by such Selling Stockholder pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or (ii) the charter or by-laws of such Selling Stockholder (if a corporation) or the constituent documents of such Selling Stockholder (if not a natural person or a corporation), except in the case of clause (i) above, for any default or violation that would not, in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(v)                                                         Final Prospectus.  On its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence applies only to written information furnished to the Company by such Selling Stockholder specifically for use in the Final Prospectus, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(vi)                                                      General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, nor (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to written information furnished to the Company by such Selling Stockholder specifically for use in the General Disclosure Package, any individual Limited Use Issuer Free Writing Prospectus or any Testing-the-Waters Communication, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(vii)                                                   Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(viii)                                                No Finder’s Fee.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ix)                                                      Absence of Manipulation.  Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(x)                                                         No Distribution of Offering Material.  Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Offered Securities.

(xi)                                                      ERISA.  Such Selling Stockholder is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(xii)                                                   Testing-the-Waters Communication. Such Selling Stockholder has not alone engaged in any Testing-the-Waters Communication.

(xiii)                                                No Undisclosed Material Information.  The sale of the Offered Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth the General Disclosure Package and the Final Prospectus.

3.                                      Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $[•] per share, that number of Firm Securities (subject to adjustment by the Representatives in their discretion to eliminate fractions) obtained by multiplying 3,000,000 Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

The Company and the Selling Stockholders will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the office of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, at 9:00 am (Eastern Time), on [•], 2017, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Delivery of the Firm Securities will be made through the facilities of the DTC unless the Representatives shall otherwise instruct.

In addition, upon written notice from the Representatives given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. Such notice shall set forth (i) the aggregate number of shares of Optional Securities to be sold by the Company as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Securities will be delivered (each time for the delivery of and payment for the Optional Securities being herein referred to as an “Optional Closing Date,” which may be the First Closing Date) (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”). Each Selling Stockholder agrees to sell to the Underwriters the number of shares set forth opposite the names of such Selling Stockholder in Schedule A hereto under the caption “Number of Optional Securities to be Sold”. Such Optional Securities shall be purchased from the Selling Stockholders, severally and not jointly, for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Stockholders.

Each Optional Closing Date shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Latham & Watkins LLP. The delivery of any Optional Securities will be made through the facilities of the DTC unless the Representatives shall otherwise instruct.

4.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.                                      Certain Agreements of the Company and the Selling Stockholders. The Company and each of the Selling Stockholders agrees with the several Underwriters that:

(a)                     Additional Filings.  The Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b)                     Filing of Amendments: Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)                      Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)                     Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

(e)                      Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(f)                       Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished within two business days following the execution and delivery of this agreement, unless otherwise agreed by the Company and the Representatives. All other such documents shall be so furnished as soon as available, unless otherwise agreed by the Company and the Representatives. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g)                      Blue Sky Qualifications.  The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Offered Securities for resale under (or obtain exemptions from the application of) the state securities or Blue Sky laws of those jurisdictions designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities.  Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not presently qualified or subject to taxation.

(h)                     Reporting Requirements.  During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(i)                         Payment of Expenses.  The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) any filing fees and reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (ii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters up to $30,000, in connection with FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Securities, (iii) fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, (iv) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (v)  expenses incurred in distributing preliminary prospectuses, the Final Prospectus (including any amendments and supplements thereto) and the Registration Statement and exhibits thereto to the Underwriters and expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors and (vi) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. The Company will also pay or reimburse the Underwriters (to the extent incurred by them) for costs and expenses of the Company’s officers and employees and any other expenses of the Company relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, including 50% of the cost of the chartering of airplanes. It is understood, however, that except as provided in this Section 5(i) and Sections 8 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any road show expenses incurred by them (other than costs and expenses incurred by the Underwriters on behalf of the Company).

(j)                        Use of Proceeds.  The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(k)                     Absence of Manipulation.  The Company and the Selling Stockholders severally and not jointly agree that they will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l)                         Restriction on Sale of Securities by the Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities (other than the Offered Securities and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof and described in the Preliminary Prospectus or the General Disclosure Package), (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities (other than the grant of options pursuant to employee benefit plans, option plans, qualified stock option plans or other employee compensation plans existing on the date hereof and described in the Preliminary Prospectus or the General Disclosure Package), (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act, (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (x) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (y) the filing of a registration statement on Form S-8 relating to, and the issuance and sale of Lock-Up Securities pursuant to, the terms of a plan described in the General Disclosure Package and the Final Prospectus, and (z) issuances of Lock-Up Securities issued as consideration for the acquisition of equity interests or assets of any person, or the acquiring by the Company by any other manner of any business, properties, assets, or persons, in one transaction or a series of related transactions or the filing of a registration statement related to such Lock-Up Securities;

provided that (A) no more than an aggregate of 10% of the number of shares of the Company’s capital stock outstanding as of the First Closing Date are issued as consideration in connection with all such acquisitions and (B) prior to the issuance of such shares of the Company’s capital stock each recipient of such shares agrees in writing to be subject to the “lock-up” described in this Section 5(l) for the remaining term of the Lock-Up Period. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing.

6.                                      Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company and the Representatives agree that any such Permitted Free Writing Prospectus is listed on Schedule C hereto.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.                                      Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a)                     BDO Comfort Letter.  The Representatives shall have received a “comfort letter,” dated the date hereof, of BDO USA, LLP in form and substance satisfactory to the Representatives, covering the financial information in the Registration Statements, the General Disclosure Package and the Final Prospectus and other customary matters.  In addition, on each Closing Date, the Underwriters shall have received from such accountant a “bring-down comfort letter” dated such Closing Date addressed to the Underwriters, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Registration Statement and the Final Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three (3) days prior to such Closing Date.

(b)                     Effectiveness of Registration Statement.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c)                      No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)                     Opinion of Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Vinson & Elkins L.L.P., as to the matters described in Schedule F hereto

(e)                      Opinion of Counsel for the Selling Stockholders.  The Representatives shall have received an opinion, dated such Closing Date, of (i) the respective counsel for each of the Selling Stockholders (other than Yorktown Energy Partners X, L.P.), as to the matters described in Schedule G hereto and (ii) Thompson & Knight LLP, counsel for Yorktown Energy Partners X, L.P., as to the matters described in Schedule H hereto.

(f)                       Opinion of Counsel for Underwriters.  The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)                      Officer’s Certificate.  The Representatives shall have received a certificate, dated such Closing Date,: (i) of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole except as set forth in the General Disclosure Package, the Final Prospectus or as described in such certificate. (ii) of an authorized officer of each Selling Stockholder in which such officer, in such capacity, shall state that (i) the representations and warranties of each Selling Stockholder set forth in Section 2(b) are true and correct on and as of such Closing Date and (ii) each Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(h)           Lock-Up Agreements.  On or prior to the date hereof, the Representatives shall have received lockup letters in the form of Exhibit A from each of the parties listed on Schedule G hereto.

The Selling Stockholders and Company will furnish the Representatives with any additional opinions, certificates, letters and documents as the Representatives reasonably request and conformed copies of documents delivered pursuant to this Section 7.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.                     Indemnification and Contribution.

(a)                   Indemnification of Underwriters by the Company.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)                   Indemnification of Underwriters by Selling Stockholders.  The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Written Testing-the-Waters Communication or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that a Selling Stockholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the following information: each Selling Stockholder’s name and corresponding share amounts set forth in the table of Principal and Selling Stockholders in the Registration Statement and Final Prospectus under the heading “Principal and Selling Stockholders” and each Selling Stockholder’s address.

(c)                   Indemnification of Company and Selling Stockholders.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls any of the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and (ii) the paragraph relating to stabilization by the Underwriters under the caption “Underwriting”.

(d)                   Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)                   Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.             Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.          Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholders, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iv), (vi), (vii) or (viii) of Section 7(c) hereof, the Company will, reimburse the Underwriters for all out-of-pocket expenses (including reasonable documented fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.          Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, hand delivered or telecopied and confirmed to the Representatives at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention:  IBCM-Legal and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, if sent to the Company, will be mailed, hand delivered or telecopied and confirmed to it at 9811 Katy Freeway, Suite 900, Houston, Texas 77024 Attention: Chief Financial Officer, or if sent to any of the Selling Stockholders, will be mailed, hand delivered or telecopied and confirmed to such Selling Stockholder at the address for such Selling Stockholder set forth in Schedule A.; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, hand delivered or telecopied and confirmed to such Underwriter.

12.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.          Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by Credit Suisse Securities (USA) LLC will be binding upon all the Underwriters.

14.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.          Absence of Fiduciary Relationship.  The Company and the Selling Stockholders acknowledge and agree that:

(a)           No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Selling Stockholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Selling Stockholders on other matters;

(b)           Arms’-Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           Absence of Obligation to Disclose.  The Company and the Selling Stockholders have been advised that the Representatives and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d)           Waiver.  The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.          Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17.          Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

[Signature Pages Follows]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

SOLARIS OILFIELD INFRASTRUCTURE, INC.

By:
Name:
Title:

Signature Page to Underwriting Agreement

[SELLING STOCKHOLDER]

By:
Name:
Title:

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

Acting on behalf of itself and as a Representative of the several Underwriters.

Signature Page to Underwriting Agreement

SCHEDULE A

Name and Address of Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities To be Sold
Yorktown Energy Partners X, L.P.	[•]	[•]
William A. Zartler	[•]	[•]
Solaris Energy Capital, LLC
Kyle S. Ramachandran	[•]	[•]
Equity Trust Company, Custodian FBO Kyle Ramachandran IRA	[•]	[•]
Cynthia M. Durrett	[•]	[•]
James R. Burke	[•]	[•]
Wells Fargo Central Pacific Holdings, Inc.	[•]	[•]
Freebird Partners LP	[•]	[•]
Gregory Garcia	[•]	[•]
Brian Dobbs	[•]	[•]
Jonathan Scheiner	[•]	[•]
Chris Work	[•]	[•]
Alexander Hodosh, TTEE, FBO: Randall and Gail Gibbs	[•]	[•]
Jean K. Brown	[•]	[•]
Rory Burke	[•]	[•]
William Managan	[•]	[•]
Terry McIver	[•]	[•]
Privateer Energy Services, LLC	[•]	[•]
Ben Stocker	[•]	[•]
Williamsburg Enterprises	[•]	[•]

Signature Page to Underwriting Agreement

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC	[•]
Goldman Sachs & Co. LLC	[•]
Total	7,000,000

SCHEDULE C

1.              General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.  None

2.              Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

Price per share to the public: $[•]

SCHEDULE D

Jurisdictions

Entity	Jurisdiction
Solaris Oilfield Infrastructure, Inc.	Delaware

SCHEDULE E

Subsidiaries

Entity	Jurisdiction
Solaris Oilfield Infrastructure, LLC	Delaware
Solaris Oilfield Site Services Operating, LLC	Texas
Solaris Oilfield Early Property, LLC	Texas
Solaris Oilfield Site Services Personnel LLC	Delaware
Solaris Logistics, LLC	Delaware

SCHEDULE F

Form of Vinson & Elkins L.L.P. Opinion

1.              The Company has been duly incorporated and is validly existing as a corporation, and is in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and is duly qualified to do business as a foreign corporation and is in good standing in the State of Texas.

2.              Solaris Oilfield Infrastructure, LLC (“SOI”) is validly existing as a limited liability company and in good standing under the laws of the State of Delaware, with the limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign limited liability company and is in good standing in the State of Texas.

3.              The Company directly owns such limited liability company interests of Solaris Oilfield Infrastructure, LLC as are described in the Registration Statement, the General Disclosure Package and the Final Prospectus; such membership interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of Solaris Oilfield Infrastructure, LLC (the “Solaris LLC Agreement”) and are fully paid (to the extent required) and non-assessable (except as such non-assessability may be limited by sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Company owns such membership interests free and clear of all liens, encumbrances, equities or claims (“Liens”) (other than Liens arising under or in connection with the Credit Agreement, as described in the Registration Statement, the General Disclosure Package, and the Final Prospectus) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to us, without independent investigation other than those created by or arising under the Delaware LLC Act.

4.              Each of Solaris Oilfield Site Services Operating, LLC, Solaris Oilfield Early Property, LLC, Solaris Oilfield Site Services Personnel LLC and Solaris Logistics, LLC (each, a “Subsidiary”) is validly existing as a limited liability company and in good standing under the laws of its jurisdiction of formation; each Subsidiary has the limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package, and the Final Prospectus; each Subsidiary is duly qualified and in good standing as a foreign limited liability company in all other jurisdictions in which its ownership or lease, as the case may be, and operation of its properties and the conduct of its business requires such qualification.

5.              The Offered Securities to be issued and sold by the Company to the Underwriters under the Underwriting Agreement have been duly authorized in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (together, the “Governing Documents”) and, when issued and delivered by the Company to the Underwriters upon payment therefor in accordance with the Underwriting Agreement, will be validly issued in accordance with the Governing Documents, free of preemptive rights under federal law, the Delaware General Corporation Law (the “DGCL”) or the Governing Documents, fully paid and non-assessable.

6.              All of the issued and outstanding limited liability company interests of SOI and each of the Subsidiaries have been duly authorized and issued in accordance with the limited liability company agreement of SOI or such Subsidiary, as applicable, and are fully paid (to the extent required under such limited liability company agreement) and non-assessable (except as such non-assessability may be limited by sections 18-303, 18-607 and 18-804 of the Delaware LLC Act) and, with respect to each Subsidiary, are owned directly or indirectly by the Company, free and clear of all material liens, encumbrances or claims, except (A) as provided in the Credit Agreement and (B) as described in the General Disclosure Package and the Final Prospectus.

7.              Except as set forth in the General Disclosure Package and the Final Prospectus, there are no persons with registration rights or other similar rights described in or created pursuant to any agreement filed as an exhibit to the Registration Statement to have any securities registered pursuant to the Registration Statement or registered by the Company under the Securities Act or otherwise.

8.              The execution and delivery of the Underwriting Agreement by the Company does not, and the performance by the Company of its obligations under the Underwriting Agreement, the offering, issuance and sale of the Offered Securities pursuant to the terms of the Underwriting Agreement and the application of the proceeds from the sale of the Offered Securities as described under “Use of Proceeds” in the Prospectus will not, (a) result in a breach or default (or an event that, with notice or lapse of time or both, would constitute such an event) under any agreement that is filed as an exhibit to the Registration Statement; (b) violate the provisions of the Governing Documents or the similar organizational documents of the Company’s subsidiaries; (c) violate any federal, New York or Texas statute, rule or regulation applicable to the Company or  the DGCL or the Delaware LLC Act, or (d) result in the creation of any additional lien upon any property or assets of the Company or its subsidiaries under the Credit Agreement except, with respect to clauses (c) and (d), as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Company and its subsidiaries to consummate the transactions contemplated by the Underwriting Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company (a “Material Adverse Effect”); it being understood that we express no opinion in clause (c) of this paragraph (5) with respect to any federal or state securities, Blue Sky or anti-fraud laws, rules or regulations.

9.              The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

10.       No consent, approval, authorization or order of, registration or qualification with any federal, Texas or New York court or governmental agency or any Delaware court or governmental agency acting pursuant to the DGCL is required to be obtained or made by the Company or its subsidiaries for the execution, delivery and performance by the Company of the Underwriting Agreement, the compliance by the Company with the terms thereof and the issuance and sale of the Offered Securities by the Company being delivered on the date hereof pursuant to the Underwriting Agreement, except (i) as have been obtained or made, (ii) for the registration of the offering and sale of the Offered Securities under the Securities Act, (iii) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities or Blue Sky laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Offered Securities by the Underwriters or (iv) for such consents that, if not obtained, have not or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

11.       The Registration Statement has been declared effective under the Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Final Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such rule.

12.       The statements set forth in the Final Prospectus under the headings  “Business—Environmental and Occupational Health and Safety Regulations,” “Description of Capital Stock,” “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” and “Shares Eligible for Future Sale” and in the Registration Statement in Item 14, to the extent that they constitute descriptions or summaries of the terms of the Common Stock or the documents referred to therein, or refer to statements of federal law, the laws of the State of Delaware or legal conclusions, are accurate in all material respects.

13.       The Company is not, and after giving effect to the offer and sale of the Offered Securities pursuant to the terms of the Underwriting Agreement and application of the net proceeds therefrom as described in the General Disclosure Package and the Final Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” as defined in the Investment Company Act.

14.       Each of the Registration Statement, at the time it was declared effective, the General Disclosure Package, as of the Applicable Time, and the Final Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Securities Act and at the Closing Date (in each case other than (a) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon and (b) the other financial data derived therefrom, in each case included in or omitted from the Registration Statement, the General

Disclosure Package and the Prospectus, as to which we express no opinion), appears on their face to comply as to form in all material respects with the requirements of the Securities Act.

15.       The Solaris LLC Agreement constitutes a valid and legally binding agreement of each of the Company Parties, enforceable against each of the Company Parties in accordance with its terms, provided that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

We have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel for the Underwriters, at which conferences the contents of the Registration Statement, the General Disclosure Package and the Final Prospectus and any amendment and supplement thereto and related matters were discussed.  Although we have not undertaken to determine independently, and do not assume any responsibility for, or express opinion regarding (other than listed in paragraph 13 above), the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, based upon the participation described above (relying as to factual matters upon statements of fact made to us by representatives of the Company), nothing has come to our attention to cause us to believe that:

(a)                                 the Registration Statement, at the time it was declared effective (including the information, if any, deemed pursuant to Rule 430A to be part of the Registration Statement at the time of effectiveness), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(b)                                 the General Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(c)                                  the Final Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case such counsel need not express any belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon or (ii) any other financial or accounting information, in each case included in or omitted from the Registration Statement, the General Disclosure Package and the Prospectus.

SCHEDULE G

Form of Opinion of Counsel to the Selling Stockholders

1.              Each Selling Stockholder that is not a natural person is validly existing as an entity under the laws of its state of organization;

2.              No consent, approval, authorization or order of, or filing with, any governmental agency or body is required to be obtained or made by any Selling Stockholders for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the offering and sale of the Offered Securities sold by the Selling Stockholders, except (i) as have been obtained or made, (ii) for the registration of the offering and sale of the Offered Securities under the Act or (iii) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities or Blue Sky laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Offered Securities by the Underwriters;

3.              The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Stockholder or  the charter or by-laws of any Selling Stockholder that is a corporation or the constituent documents of any Selling Stockholder that is not a natural person or a corporation;

4.              The Underwriting Agreement has been duly authorized by each Selling Stockholder that is an entity, and duly executed and delivered by each Selling Stockholder; and

5.              Upon (a) payment for the Offered Securities to be sold by the Selling Stockholders pursuant to the Underwriting Agreement, (b) delivery of such Offered Securities (within the meaning of Section 8-301 of the of the New York Uniform Commercial Code (the “UCC”)), as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), (c) registration of such Offered Securities in the name of DTC, Cede or such other nominee and (d) appropriate crediting (by book entry) of such Offered Securities on the books of DTC to securities accounts (within the meaning of Section 8-501 of the UCC) of the Underwriters maintained by the Underwriters with DTC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Offered Securities), (1) under Section 8-501 of the UCC, each Underwriter will acquire a valid security entitlement (within the meaning of Section 8-102 of the UCC) in respect of the Offered Securities purchased by such Underwriter and (2) no action based on any “adverse claim” (within the meaning of Section 8-502 of the UCC), whether framed in conversion, replevin, constructive trust, equitable lien or other theory, to such Offered Securities may be asserted against such Underwriter, as the holder of such security entitlement with respect to such Offered Securities. In giving this opinion, we have assumed that when such payment, delivery and crediting occur, (w) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (x) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and the State of New York is the “securities intermediaries’ jurisdiction” of DTC for purposes of Section 8-110 of the UCC, (y) appropriate book entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, and (z) no rule adopted by DTC (in its capacity as a clearing corporation) governing the rights and obligations among DTC and its participants conflicts (within the meaning of Section 8-111 of the UCC) with the provisions of Article 8 of the UCC that apply to any of the transactions described in this paragraph.

SCHEDULE H

1.                                      The Selling Shareholder is a limited partnership that is validly existing and in good standing under laws of the State of Delaware.

2.                                      The Selling Shareholder has:

(a)                                 the limited partnership power to execute and deliver, and to perform its obligations under, the Underwriting Agreement, and

(b)                                 taken all limited partnership action necessary to authorize the execution and delivery of, and the performance of its obligations under, the Underwriting Agreement.

3.                                      The Selling Shareholder has duly executed and delivered the Underwriting Agreement.

4.                                      The execution and delivery by the Selling Shareholder of the Underwriting Agreement do not, and the performance by the Selling Shareholder of its obligations thereunder will not:

(a)                                 violate its certificate of limited partnership or limited partnership agreement;

(b)                                 breach or result in a default or the creation of any lien under any agreement or instrument identified to us by the Selling Shareholder and listed in Section A of Schedule I hereto (the “Applicable Contracts”) or any order, writ, judgment, injunction, decree, determination or award identified to us by the Selling Shareholder and listed in Schedule Section B of Schedule I hereto; or

(c)                                  result in a violation by it of any Applicable Laws or the Delaware Revised Uniform Limited Partnership Act.

5.                                      No authorization, approval or other action by, and no notice to or filing with, any United States federal or Delaware or New York governmental authority or regulatory body, or any third party that is a party to any Applicable Contract, is required under Applicable Laws the Delaware Revised Uniform Limited Partnership Act for the due execution or delivery by the Selling Shareholder of, or for the performance by the Selling Shareholder of its obligations under, the Underwriting Agreement.

6.                                      Each Underwriter has acquired a security entitlement with respect to a number of shares of Common Stock equal to the number of Seller Shareholder Shares to be purchased by it pursuant to the Underwriting Agreement, and no action based on an “adverse claim”, within the meaning of Section 8-102(a)(1) of the New York UCC, may be asserted against such Underwriter with respect to such security entitlement.

SCHEDULE I

SECTION A.

APPLICABLE CONTRACTS

None.

SECTION B.

ORDERS, WRITS, JUDGMENTS, INJUNCTIONS, DECREES, DETERMINATIONS AND AWARDS

None.

SCHEDULE I

Parties Signing Lock-Up Agreement

Gregory A. Lanham

William A. Zartler

James R. Burke

Edgar R. Giesinger

W. Howard Keenan, Jr.

F. Gardner Parker

A. James Teague

Kelly L. Price

Lindsay R. Bourg

Christopher M. Powell

Yorktown Energy Partners X, L.P.

Solaris Energy Capital, LLC

Kyle S. Ramachandran

Cynthia M. Durrett

Wells Fargo Central Pacific Holdings, Inc.

Freebird Partners LP

Gregory Garcia

Brian Dobbs

Jonathan Scheiner

Chris Work

Alexander Hodosh, TTEE, FBO: Randall and Gail Gibbs

Jean K. Brown

Rory Burke

William Managan

Terry McIver

Privateer Energy Services, LLC

Ben Stocker

Williamsburg Enterprises

Exhibit A

Form of Lock-Up Letter

Solaris Oilfield Infrastructure, Inc.

9811 Katy Freeway, Suite 900

Houston, Texas 77024

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

As a representatives of the several Underwriters,

Eleven Madison Avenue,

New York, New York 10010-3629

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made that is intended to result in the establishment of a public market for the Class A common stock, par value $0.01 per share  (the “Securities”), of Solaris Oilfield Infrastructure, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC (the “Representatives”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Securities received upon exercise of options or other securities of the Company granted to the undersigned and any Securities acquired by the undersigned in the open market will also be subject to this Lock-Up Agreement.  Additionally, the restrictions in this Lock-Up Agreement shall not apply to (a) any transactions relating to Securities acquired in the open market after the closing of the offering, provided that with respect to any sale or other disposition of such Securities, no filing under the Securities Exchange Act of 1934 (the “Exchange Act”) (other than on Form 5) or other public announcement shall be required or shall be voluntarily made by any party in connection with subsequent sales of such Securities acquired in such open market transactions during the Lock-Up Period, (b) any exercise of options or vesting or exercise of any other equity-based award, in each case, outstanding on the Public Offering Date, and in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included in the Registration Statement, provided that any Securities received upon such exercise or vesting will also be subject to this Lock-Up Agreement, (c) transfers as a bona fide gift or gifts, (d) transfers to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her family members, (e) transfers by testate or intestate succession, provided that in each transfer pursuant to clauses (c) through (e) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5), or (f) the establishment of any written contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Securities or securities convertible into, or exchangeable or exercisable for, Securities, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); and provided further, that no party is required to publicly announce, file, or report the establishment of such Rule 10b5-1 Plan in any public report, announcement, or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public report, announcement, or filing regarding such Rule 10b5-1 Plan.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Representatives  will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

It is understood that if the Underwriting Agreement is executed yet terminates (other than the provisions thereof that survive termination) prior to payment for and delivery of the Offered Securities, the undersigned shall be released from all obligations under this Lock-Up Agreement.  Further, this Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before December 31, 2017.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of officer, director or stockholder]